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                                                                 EXHIBIT 10.19.1

                                 LEASE AMENDMENT


     FULCRUM PROPERTIES, L. P. ("Landlord") and FULCRUM DIRECT, INC. ("Tenant') agree


          1. Recitals. Landlord and Tenant are parties to a Lease dated August 11, 1995 (the "Lease"). Construction of the Building, as defined in the Lease, has not been completed at the time contemplated by Landlord and Tenant at the time the Lease was entered into. In addition, the Premises, as defined in the Lease, has been replatted to comply with certain legal requirements. Accordingly, Landlord and Tenant wish to amend the Lease in certain respects.

          2. Amendments. The definitions of "Beginning Date," "End Date," "Lease Year" and "Quarterly Installments" in Section 1 of the Lease are amended in their entirety to read as follows:

               "Beginning Date" means January 1, 1996.

               "End Date" means December 31, 2005.

               "Lease Year" means the period from and including each January 1 to and including the next December 31.

               "Quarterly Installments" means payments, to be made on each January 1, April 1, July 1 and October 1, equal to one quarter of the then applicable Annual Rent, with appropriate adjustments made for changes in the number of Building Square Feet during the relevant period.

Exhibit A to the Lease is amended to read in its entirety as follows:

     Commerce Center at Enchanted Hills, Lot 1A, Block A, as the same is shown and designated on the plat entitled "SUMMARY PLAT, LOT 1A, BLOCK A, A REPLAT OF LOT 1 IN BLOCK A AND A PORTION OF UNPLATTED LANDS, COMMERCE CENTER AT ENCHANTED HILLS, WITHIN THE UNPLATTED PORTION OF UNIT TWENTY, BEING A PORTION OF SECTION 25, TOWNSHIP 13 NORTH, RANGE 3 EAST, NEW MEXICO PRINCIPAL MERIDIAN, CITY OF RIO RANCHO, SANDOVAL COUNTY, NEW MEXICO", filed in the office of the County Clerk of Sandoval County, New Mexico on October 27, 1995 in Vol. 3, Folio 1333-B, Instrument No. 81789 (Rio Rancho Estates Plat Book No. 8, page 50).

The address for notices under the Lease to either Landlord or Tenant is amended to be 4321 Fulcrum Way, N.E., Rio Rancho, New Mexico 87124.
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     2.   No Other Changes; Priority. Except as expressly provided in this Lease
Amendment (this "Amendment") the Lease remains unchanged and in full force and effect. Landlord and Tenant intended that the Lease be prior and superior to the Lease and Purchase Agreement dated as of December 1, 1995 (the "IRB Lease") between the City of Rio Rancho, New Mexico and Landlord (notwithstanding provisions in Section 31 of the Lease prohibiting Tenant from taking any action that would result in a violation of the IRB Lease, which prohibition is hereby specifically affirmed by Landlord and Tenant) and to survive any termination of the IRB Lease. Nothing in this Amendment is intended to affect such priority.

     3. Binding Effect. This Amendment binds and inures to the benefit of Landlord and Tenant and their respective successors and assigns.

     4. Amendment. This Amendment and the Lease as amended by this Amendment may be amended or modified, or the performance by any party of its obligations under the Lease as amended by this Amendment waived, only in a written instrument duly executed by the party against whom enforcement of such amendment, modification or waiver is sought.

     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which is an original and all of which taken together constitute one instrument. Any party may execute this Amendment by executing any such counterpart.

     6. Governing Law. This Amendment is governed by and is to be construed in accordance with the law of New Mexico applicable to agreements made and to be performed in New Mexico.

     DATED: December 29, 1995.


FULCRUM PROPERTIES L.P.                      FULCRUM DIRECT, INC.

By:   FULCRUM CAPITAL L.P., its general
      partner                                By:___________________________


By:   SAB, INC., its general partner


By:____________________________
      Scott A. Budoff
         President

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